INDEPENDENT AUDITORS' CONSENT


We consent to use in this Registration Statement of Oppenheimer Integrity Funds on Form N-14 of our report dated January 22, 1996 appearing in the December 31, 1995 Annual Report of Oppenheimer Bond Fund (a series of Oppenheimer Integrity Funds), included as part of the Statement of Additional Information, which is part of such Registration Statement.




/s/DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP


Denver, Colorado
February 14, 1996









MERGE/285cm.con